Exhibit 10.40
LIFE OF THE SOUTH CORPORATION
2005 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
     This Stock Option Agreement (the “Agreement”), is made and entered into as of this 18th day of November, 2005, by and between LIFE OF THE SOUTH CORPORATION, a corporation organized under the laws of the State of Georgia (the “Corporation”), and W. DALE BULLARD (the “Employee”).
WITNESSETH:
     WHEREAS, the Corporation adopted the Life of the South Corporation 2005 Equity Incentive Plan (the “Plan”) for the benefit of certain key employees of the Corporation, which Plan became effective on November 18, 2005 and was approved by the shareholders of the Corporation on April 27, 2006; and
     WHEREAS, the Corporation has adopted the Plan in a form that qualifies in pertinent part as an Incentive Stock Option Plan, as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and so that certain options granted under the Plan will constitute “Incentive Stock Options” and will be afforded the favorable tax treatment allowed such options under the Code; and
     WHEREAS, pursuant to the Plan, the Employee has been selected as an Optionee under the Plan, and the Corporation desires to grant to the Employee an option to purchase shares of the Corporation’s Common Stock (“Common Stock”), on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the parties agree as follows:
     1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, which are incorporated herein by reference, the Corporation irrevocably grants on November 18, 2005 (“Grant Date”) to the Employee the right and option to purchase 50,000 shares of Common Stock (this “Option”), exercisable in accordance with the provisions of paragraph 3. Unless otherwise indicated, capitalized terms used in this Agreement shall have the same meaning as provided in the Plan.
     2. TERM OF OPTION. Subject to earlier termination as provided in paragraph 3 hereof, the term of this Option is ten (10) years from the date hereof. In no event may this Option be exercised as to any shares covered hereby after 5:00 P.M.,

Eastern Time, on the date which immediately precedes the tenth anniversary of the date of this Agreement.
     3. OPTION PRICE, VESTING AND EXERCISE.
     (a) Option Price. The purchase price of each share of Common Stock subject to this Option shall be $15.92. This price represents a value no less than the Fair Market Value of each such share as of the date of grant of this Option.
     (b) Vesting of Option. Subject to the other provisions of this Agreement, the Employee may exercise this Option, or any portion thereof, only to the extent provided in the following vesting schedule:

Vested Interest as Percentage of
Vesting Dates	Total Shares Subject to This Option
April 30, 2006	20%
April 30, 2007	40%
April 30, 2008	60%
April 30, 2009	80%
April 30, 2010	100%
     The right to exercise this Option as to any portion of the shares covered hereby on or after the respective dates provided above is cumulative, and a failure to exercise any portion of this Option in any year shall not constitute a lapse of such right during the term of this Option. If the aggregate Fair Market Value of Common Stock with respect to which Options under the Plan and options under all stock option plans of the Corporation and its subsidiaries are exercisable for the first time by the Employee (or person then entitled to exercise this Option) during any calendar year exceeds $100,000, this Option shall be an Incentive Stock Option (up to the $100,000 limit) and a Nonqualified Stock Option for the remaining shares. Any exercise of this Option shall be deemed first to be the exercise of Incentive Stock Options, with the excess treated as the exercise of Nonqualified Stock Options. For purposes of determining the $100,000 limit, the Fair Market Value of the Common Stock shall be determined at the time the Options are granted. Further, no partial exercise of this Option may be made for less than 100 shares or, if less than 100 shares are still available for exercise under this Option, the number of such remaining shares. For purposes of vesting and other rights under this Agreement, the Employee’s employment by any Employer shall be considered employment hereunder.
     (c) Manner of Exercise. The person then entitled to exercise this Option may do so by delivering written notice of exercise to the Secretary of the Corporation, in person, or by mail, postage prepaid, addressed to the attention of the Secretary of the Corporation at the location at which the Corporation then maintains its principal office, and if so mailed, the date of mailing will be considered the date of exercise. Such notice shall be in substantially the form attached and shall be accompanied by payment in full of the total purchase price for the shares being purchased. Such payment may be made in cash or, in whole or in part, by transfer and delivery to the Corporation of shares of Common Stock already owned by the Employee, free and clear of any liens, encumbrances or charges of any kind, valued at their Fair Market Value (as defined in the Plan) on the date of such exercise. The Corporation, in the event of exercise by an authorized person other than the Employee, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Corporation of the notice to purchase and the full payment of the purchase price of the shares of Stock, the Corporation shall cause to be issued to the person entitled to purchase the shares for which this Option is exercised, stock certificate(s) for the number of shares of Common Stock being purchased, which shall evidence fully paid and nonassessable shares.
     (d) Person Who May Exercise Option. Except as the Corporation may otherwise permit in its discretion pursuant to Section 4 below, during the lifetime of the Employee, this Option shall be exercisable only by the Employee, or if the Employee is disabled, by his duly appointed guardian or legal representative. Upon his death, to the extent that such Option is otherwise exercisable hereunder, this Option may be exercised by the Employee’s legal representative or by a person who receives the right to exercise this Option under the Employee’s will or by the applicable laws of descent and distribution.
     (e) Earlier Termination of Option. Not withstanding the provisions of subparagraph 3(b), the right to exercise the vested portion of this Option shall, except as provided in (f) below, terminate upon the earliest to occur of: (i) the expiration of the term of this Option as set forth in paragraph 2 hereof, (ii) the expiration of one (1) year after the date the Employee’s employment is terminated because of death or Total and Permanent Disability, (iii) the expiration of one (1) year after the date the Employee’s employment is terminated by the Corporation without Cause or the Employee terminates for Good Reason, or (iv) the date the Employee’s employment is terminated by the Corporation for Cause or the Employee voluntarily terminates his employment. For purposes of this Agreement, “Cause” and “Good Reason” shall have the meaning set forth in the Employment Agreement, dated as of May 1, 2005 (“Employment Agreement”), between the Corporation and the Employee, as it may be amended.
     (f) Earlier Exercise of Option. The following special rule shall apply to the exercise of this Option: upon the occurrence of a Change in Control (as defined in the Employment Agreement) or upon the Employee becoming entitled to receive termination benefits under Sections 4.1 or 4.2 of the Employment Agreement, this Option shall become fully vested and immediately exercisable. The period during which this Option may be exercised after any such events shall extend to the expiration of one year after the Employee’s date of termination.
     4. TRANSFERABILITY. Except as the Corporation may otherwise permit in its discretion, this Agreement and any rights hereunder shall be nontransferable and nonassignable by the Employee or by any other person entitled hereunder to exercise any such rights; provided, however, that upon the death of the employee any rights granted hereunder shall be transferable, subject to the provisions of subparagraph 3(d), by the Employee’s will or by the applicable laws of descent and distribution.
     5. ADJUSTMENT OF SHARES. In the event of (i) any dividend payable in shares of Common Stock, (ii) any recapitalization, reclassification, split-up, consolidation of, or other change in, the Common Stock, or (iii) an exchange of the then outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of the Corporation, or a sale by the Corporation of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation; then the number and class of shares or other securities that shall be subject to this Option and/or the purchase price per share which must be paid thereafter upon exercise of this Option shall automatically be appropriately adjusted to reflect the event described in (i), (ii), or (iii) above.
     6. INVESTMENT REPRESENTATION. The Employee hereby represents, warrants and agrees:
     (a) That, unless a registration statement is effective at the time of exercise, the shares that are purchased under this Agreement will be purchased for his own account for investment purposes only and not with a view to resale or distribution thereof;
     (b) That he understands the offer of shares under this Agreement may be made pursuant to a claim of exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”) and any applicable state securities laws, and that such claim may be based in part upon the representations contained herein;
     (c) That the shares subject to this Agreement may be unregistered and, if so, will be required to be held indefinitely, unless such shares are subsequently registered or an exemption from registration is then available;

     (d) That the Corporation is under no obligation to register such shares, to comply with any such exemption or to supply the Employee with any information necessary to enable him to make routine sales of such shares under Rule 144 or any other rule or regulation of the Securities and Exchange Commission; and
     (e) That the transfer agent for the Corporation may be instructed not to transfer ownership of the stock certificate(s) representing shares acquired upon any exercise of this Option, unless in the prior written opinion of counsel reasonably acceptable to the Corporation, such transfer is lawful under the Act and applicable state securities laws.
     In regard to the foregoing, the Employee understands and agrees that the certificate(s) evidencing any shares that may be purchased pursuant to the exercise of this Option which have not been registered under the Act or any applicable state securities law, may bear an appropriate restrictive legend in a form determined in the sole discretion of the Corporation.
     7. LEGAL RESTRICTIONS. If in the opinion of legal counsel for the Corporation the issuance or sale of any shares of Common Stock pursuant to the exercise of this Option would not be lawful for any reason, including without limitation the inability of the Corporation to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Corporation shall not be obligated to issue or sell any Common Stock pursuant to the exercise of this Option to the Employee or any other authorized person unless a registration statement that complies with the provisions of the Act in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Corporation receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law.
     8. NO RIGHTS AS SHAREHOLDER OR TO EMPLOYMENT. Neither the Employee nor any other person authorized to purchase Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to this Option until such shares have been issued and delivered to the Employee or any such person pursuant to the exercise of this Option. Furthermore, neither this Agreement nor the Plan shall confer upon the Employee any rights of employment with the Corporation or a Subsidiary, including without limitation any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or a Subsidiary to terminate the employment of the Employee at any time with or without Cause.

     9. WITHHOLDING TAXES. As a condition of exercise of this Option, the Corporation may, in its sole discretion, withhold or require the Employee to pay or reimburse the Corporation for any taxes which the Corporation determines are required to be withheld in connection with the grant or any exercise of this Option (including the right to use shares acquired in connection with the exercise of the Option to pay any required withholding taxes).
     10. HEIRS AND SUCCESSORS. This Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives.
     11. AMENDMENT. The Corporation hereby reserves the right to amend this Agreement, except that no such amendment shall adversely affect the rights of the Employee hereunder without his written consent.
     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and its corporate seal to be affixed hereto, and the Employee has executed this Agreement under seal, all as of the date first above written.

CORPORATION: LIFE OF THE SOUTH CORPORATION
By:	/s/ Illegible
Title: President

ATTEST:
/s/ Illegible
Title: Assist. Secretary

EMPLOYEE:
/s/ W. Dale Bullard
W. DALE BULLARD

EXERCISE OF STOCK OPTION
     The undersigned Optionee under that certain Life of the South Corporation 2005 Equity Incentive Plan Stock Option Agreement, dated November 18, 2005 (the “Agreement”), hereby exercises the Option granted under the Agreement for the following number of shares of Common Stock, subject to the terms and conditions of the Agreement:

Number of shares being purchased:

Total purchase price submitted herewith (in cash and/or shares of Common Stock)

(Signature)

(Date)

AMENDMENT TO THE LIFE OF THE SOUTH CORPORATION
2005 EQUITY INCENTIVE PLAN STOCK OPTION
AGREEMENT FOR W. DALE BULLARD
     THIS AMENDMENT (“Amendment”), dated March 7, 2007 is made to the Stock Option Agreement for W. Dale Bullard, dated as of November 18, 2005, related to the grant of 50,000 stock options under the Life of the South Corporation 2005 Equity Incentive Plan (the “Plan”).
Recitals
     WHEREAS, Life of the South Corporation (the “Corporation”) desires to amend the terms of the 2005 Equity Incentive Plan Stock Option Agreement for W. Dale Bullard (the “Agreement”); and
     WHEREAS, the Corporation may amend the Agreement pursuant to Paragraph 11 of the Agreement; and
     NOW, THEREFORE, the Agreement is hereby amended as follows:
1. AMENDMENT
     1.1 Section 1. Section 4 of the Agreement shall be amended by adding the following at the end thereof:
     “If Options are exercised between the signing and closing of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of March 8, 2007 among the Corporation and the other parties thereto, the Optionee shall not transfer such shares prior to the closing of such transaction, at which time the shares will be transferable as permitted by the Stockholder’s Agreement entered into in conjunction with such Agreement and Plan of Merger.”
2. MISCELLANEOUS
     2.1 Definitions. Capitalized terms not defined herein shall have the meanings set forth with respect thereto in the Agreement and/or the Plan.
     2.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which taken together shall constitute a single instrument.
     2.3 Effect of Amendment. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect, and is hereby affirmed and ratified in all respects.

AMENDMENT TO THE LIFE OF THE SOUTH CORPORATION
2005 EQUITY INCENTIVE PLAN STOCK OPTION
AGREEMENT FOR W. DALE BULLARD
IN WITNESS WHEREOF, the Corporation and the Employee have caused this Amendment to the Agreement to be executed as of the day written above.
CORPORATION:

LIFE OF THE SOUTH CORPORATION
By:	/s/ Illegible
Its: President

EMPLOYEE:
/s/ W. Dale Bullard
W. Dale Bullard

3

AMENDMENT TO THE LIFE OF THE SOUTH CORPORATION
2005 EQUITY INCENTIVE PLAN STOCK OPTION
AGREEMENT FOR W. DALE BULLARD
     THIS AMENDMENT (“Amendment”), dated as of June 20, 2007 is made to the Stock Option Agreement for W. Dale Bullard (the “Employee”), dated as of November 18, 2005, related to the grant of 50,000 stock options under the Life of the South Corporation 2005 Equity Incentive Plan (the “Plan”).
Recitals
     WHEREAS, Life of the South Corporation (the “Corporation”) has entered into an Agreement and Plan of Merger, dated March 7, 2007 (the “Merger Agreement”), pursuant to which the Corporation will merge (the “Merger”) with and into LOS Acquisition Co., with the Corporation being the surviving corporation; and
     WHEREAS, in connection with the Merger, the Corporation desires to amend the terms of the 2005 Equity Incentive Plan Stock Option Agreement for W. Dale Bullard (the “Agreement”); and
     WHEREAS, the Corporation may amend the Agreement pursuant to Paragraph 11 of the Agreement and the Employee has agreed to consent to the Amendment; and
     NOW, THEREFORE, the Agreement is hereby amended, effective as of the Closing Date of the Merger, as follows:
1. Amendment
     Section 3(e) of the Agreement is hereby amended by deleting the last sentence of such section in its entirety and substituting the following in lieu thereof:
“For purposes of this Agreement, “Cause” and “Good Reason” shall have the meaning set forth in the Executive Employment And Non-Competition Agreement, dated as of March 8, 2007 (“Employment Agreement”), between the Corporation and the Employee, as it may be amended.”
2.
     Section 3(f) is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“(f) Earlier Exercise of Option. The following special rule shall apply to the exercise of this Option: upon the occurrence of a Change in Control (as it was defined in the Employment Agreement dated May 1, 2005 between the Corporation and Employee), this Option shall become fully vested and immediately exercisable. Subject to Section 3(g) below, the period during which this Option may be exercised after such Change in Control shall extend to the expiration of one year after the Employee’s date of termination.”
3.
     Section 3 of the Agreement shall be further amended by adding the following at the end thereof as a new subsection (g):
“(g) Change in Control Transaction. Upon a contemplated transaction, occurring after the closing of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of March 7, 2007 among the Corporation and the other parties thereto, whereby the securities of the Corporation representing in excess of 50% of the voting power of the Corporation are acquired directly, or indirectly through one or more entities, by any “person” or “group” of Persons (as such terms are used in Section 13(d) of the Exchange Act), other than the Sponsors or their Permitted Transferees (as those terms are defined in the Stockholders’ Agreement) or (ii) a sale of all or substantially all of the assets of the Corporation (the “Change in Control Transaction”), the Committee may, but is not obligated to, provide for: (i) continuation or assumption of such outstanding Option under the Plan by the Corporation (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms with respect to Option Price, Term, exercise rights, adjustment of shares and other matters for such outstanding Options; (iii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Options shall terminate to the extent not so exercised within the relevant period; or (iv) cancellation of all or any portion of outstanding Options for fair value which shall equal the excess, if any, of the value of the consideration to be paid in the Change of Control Transaction to holders of the same number of Shares subject to such Options (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Options or portion thereof being canceled) over the aggregate Option Price or exercise price, as applicable, with respect to such Option or portion thereof being canceled.”

2. Miscellaneous
2.1 Definitions. Capitalized terms not defined herein shall have the meanings set forth with respect thereto in the Agreement and/or the Plan.
2.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which taken together shall constitute a single instrument.
2.3 Effect of Amendment. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect, and is hereby affirmed and ratified in all respects.
     IN WITNESS WHEREOF, the Corporation and the Employee have caused this Amendment to the Agreement to be executed as of the day first written above.

CORPORATION: LIFE OF THE SOUTH CORPORATION
By:	/s/ Illegible
Its: President

EMPLOYEE:
/s/ W. Dale Bullard
W. Dale Bullard